EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Bank of the Carolinas Corporation

We consent to the use of our report dated March 23, 2006 on the financial statements included in the 2005 Annual Report on Form 10-KSB of the Bank of the Carolinas, incorporated by reference into the Bank of the Carolinas Corporation’s Registration Statement on Form S-8.

/s/ Dixon Hughes PLLC

Asheville, North Carolina

August 28, 2006